Exhibit 10.2

ASSIGNMENT OF CONTRACT OF SALE AND PURCHASE

THIS ASSIGNMENT OF CONTRACT OF SALE AND PURCHASE (this “Assignment”) is made this 5th day of August, 2019, by and between MEDALIST DIVERSIFIED HOLDINGS, L.P., a Delaware limited partnership (“Assignee”); and MEDALIST FUND MANAGER, INC., a Virginia corporation (the “Assignor”).

RECITALS:

1.       Assignor entered into that certain Contract of Sale and Purchase dated July 29, 2019 (the “Purchase Agreement”) with APPIAN-BROOKFIELD SOUTH 48, LLC and APPIAN-BROOKFIELD TIC, LLC, each a South Carolina limited liability company (collectively, the “Seller”), with respect to the real property and improvements located in Greenville, South Carolina (the “Property”), all as more particularly described in the Purchase Agreement.

2.       Assignor has the right to assign all its right, title, and interest in, to, and under the Purchase Agreement to Assignee as provided in this Assignment.

3.       Assignor now desires to assign all its right, title, and interest as “Buyer” under the Purchase Agreement to Assignee, and Assignee desires to assume all of Assignor’s right, title, and interests as Buyer under the Purchase Agreement.

ASSIGNMENT:

NOW THEREFORE, in consideration of the mutual covenants contained in this Assignment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.       Incorporation of Recitals. The foregoing Recitals are incorporated herein and by this reference made a part hereof. All capitalized terms set forth herein shall have the meanings ascribed to such terms in the Purchase Agreement unless otherwise defined herein.

2.       Transfer; Assignment and Designation; Assumption. Assignor hereby sells, transfers, assigns, delivers and conveys to Assignee and its respective successors and assigns, and Assignee hereby accepts from Assignor, all right, title and interest of Assignor in, to and under the Purchase Agreement. Assignee hereby assumes all of the obligations of the “Buyer” under the Purchase Agreement. Assignor agrees to indemnify, defend and hold Assignee harmless with respect to all claims accruing under the Purchase Agreement prior to the date hereof. Assignee agrees to indemnify, defend and hold Assignor harmless with respect to all claims accruing under the Purchase Agreement from and after the date hereof.

3.       Governing Law. This Assignment shall be construed and enforced in accordance with and governed by the same law that governs the Purchase Agreement, without regard to the principles of conflicts of law.

4.       Binding Effect. This Assignment shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto.

5.       Counterparts. This Assignment may be executed in any number of counterparts and it shall be sufficient that the signature of each party appear on one or more such counterparts. All counterparts shall collectively constitute a single agreement. Signatures to this Assignment transmitted by facsimile or electronic mail shall be treated as originals in all respects.

[SIGNATURES FOLLOW]

WITNESS the following signatures:

ASSIGNEE:	MEDALIST DIVERSIFIED HOLDINGS, L.P.,
a Delaware limited partnership

	By:	/s/ William R. Elliott
	Name:	William R. Elliott
	Title:	President

ASSIGNOR:	MEDALIST FUND MANAGER, INC.,
a Virginia corporation

	By:	/s/ William R. Elliott
	Name:	William R. Elliott
	Title:	Co-President

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